UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2005


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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        Delaware                     000-27969                   94-3180138
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers.

         (b) On November 2, 2005, Steven G. Blank, a member of Immersion's Board of Directors, resigned from the Board and the Audit and Compensation Committees of the Board. Mr. Blank's decision to resign is not the result of any disagreement with Immersion, known to an executive officer of Immersion, on any matter relating to Immersion's operations, policies or practices. Immersion and the Board thank Mr. Blank for his dedicated service and valued contributions to Immersion.

         In connection with Mr. Blank's resignation, on November 7, 2005, the Board appointed Jonathan Rubinstein to the Audit Committee and Jack Saltich to the Compensation Committee.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMMERSION CORPORATION


Date:  November 7, 2005                 By:  /s/ Stephen M. Ambler
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                                             Stephen M. Ambler
                                             Chief Financial Officer and
                                             Vice President, Finance